UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 oR 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)
September 28, 2022

Rent-A-Center, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)

(972) 801-1100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	RCII	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of EVP - Chief Financial Officer

On September 28, 2022, Ms. Maureen Short, Executive Vice President - Chief Financial Officer of Rent-A-Center, Inc. (the “Company”) departed the Company. At that time, Ms. Short ceased serving as Chief Financial Officer and as an officer and employee of the Company. In connection with her departure, Ms. Short will be entitled to receive the payments and benefits provided pursuant to the existing Executive Transition Agreement between Ms. Short and the Company (the “ETA”), subject to the terms and conditions of the ETA.

Appointment of EVP - Chief Financial Officer

On September 29, 2022, the Company announced that Mr. Fahmi Karam will join the Company as its Executive Vice President - Chief Financial Officer effective October 31, 2022 (the “Effective Date”).

Mr. Karam, age 43, has over 20 years of experience in finance and accounting, most recently as the Chief Financial Officer of Santander Consumer USA since September 2019. Mr. Karam previously served as Santander’s Head of Pricing and Analytics from May 2018 to September 2019 and as Executive Vice President, Strategy and Corporate Development from September 2015 to May 2018. Prior to his roles at Santander, Mr. Karam spent 12 years at JP Morgan Investment Bank, where he ended serving as an Executive Director. Prior to JP Morgan, Mr. Karam served as a Senior Associate at Deloitte Audit Assurance Services for two years. Mr. Karam received his Bachelor’s degree and Master of Accounting from Baylor University, and he is a Certified Public Accountant.

In connection with his appointment, the Company entered into an offer letter with Mr. Karam (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Karam will receive (1) an annual base salary of $1,000,000, (2) starting March 2024 (for the 2023 fiscal year), an annual incentive bonus with a target opportunity equal to 60% of Mr. Karam’s base salary, (3) in February 2023, a one-time Long Term Incentive Plan award valued at $2,500,000 and starting in February 2024, eligibility to participate in the Company’s Long Term Incentive Program with an annual award amount equal to 100% of his base salary, and (4) eligibility to participate in benefit plans and programs (e.g., medical, dental, life insurance, 401(k) and Deferred Compensation Plan) that the Company provides generally to other senior executives. Mr. Karam will also receive a sign on bonus pursuant to the Offer Letter of $1,000,000 and a sign on restricted stock unit (“RSUs”) award having a grant date value of $2,000,000. The sign on RSUs will vest over three years from the grant date in equal yearly installments. Mr. Karam will also enter into an EVP Executive Transition Agreement with the Company upon his start date, which provides specified payments and benefits upon an involuntary termination of employment, subject to the terms and conditions of the Executive Transition Agreement.

There are no arrangements or understandings between Mr. Karam and any other persons pursuant to which he was selected as Executive Vice President - Chief Financial Officer, and Mr. Karam has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 29, 2022, the Company issued a press release announcing the management changes described in Item 5.02 in this Form 8-K and updating its consolidated third quarter 2022 guidance. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this paragraph, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward Looking Statements

This Form 8-K contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “predict,” “continue,” “should,” “anticipate," “believe,” or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning the Company’s updated third quarter 2022 guidance and other statements that are not historical facts. There can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to such differences include the risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2021 and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release regarding the appointment of a new Chief Financial Officer and updated third quarter 2022 guidance, issued September 29, 2022, by the Company

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: September 29, 2022	By:	/s/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Secretary